Exhibit 99.1

AMAZON.COM ANNOUNCES FIRST QUARTER FINANCIAL RESULTS

SEATTLE—(BUSINESS WIRE)—April 23, 2009—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its first quarter ended March 31, 2009.

Operating cash flow was $1.76 billion for the trailing twelve months, compared with $1.04 billion for the trailing twelve months ended March 31, 2008. Free cash flow increased 82% to $1.43 billion for the trailing twelve months, compared with $0.79 billion for the trailing twelve months ended March 31, 2008.

Common shares outstanding plus shares underlying stock-based awards outstanding totaled 447 million on March 31, 2009, compared with 435 million a year ago.

Net sales increased 18% to $4.89 billion in the first quarter, compared with $4.13 billion in first quarter 2008. Excluding the $268 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales would have grown 25% compared with first quarter 2008.

Operating income increased 23% to $244 million in the first quarter, compared with $198 million in first quarter 2008. Excluding the $32 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, operating income would have grown 39% compared with first quarter 2008.

Net income increased 24% to $177 million in the first quarter, or $0.41 per diluted share, compared with net income of $143 million, or $0.34 per diluted share, in first quarter 2008.

“We’re grateful and excited that Kindle sales have exceeded our most optimistic expectations,” said Jeff Bezos, founder and CEO of Amazon.com.

Highlights

•

Amazon.com introduced Kindle 2, the new reading device that offers Kindle’s revolutionary wireless delivery of content in a new slim design with longer battery life, faster page turns, a crisper display, and over seven times more storage. The Kindle Store offers more than 270,000 books, including 104 of 112 New York Times Best Sellers, plus top U.S. and international newspapers and magazines.

•

The Company launched “Kindle for iPhone and iPod touch,” a free application that allows customers to enjoy Kindle titles on the iPhone and iPod touch. Amazon’s Whispersync technology saves and synchronizes customers’ bookmarks across their original Kindle, Kindle 2, iPhone and iPod touch.

•

Amazon Web Services (AWS) announced the public beta of Amazon Elastic MapReduce. Utilizing a hosted Hadoop framework, this new service enables businesses, researchers, data analysts and developers to easily and cost-effectively process vast amounts of data using Amazon Elastic Compute Cloud (Amazon EC2) and Amazon Simple Storage Service (Amazon S3).

•

AWS introduced Reserved Instances, an additional pricing option for Amazon EC2 that gives developers the opportunity to make a low, one-time payment to reserve capacity and further reduce hourly usage charges.

•	AWS and IBM announced a relationship that will allow developers to run some of IBM’s most popular software on top of Amazon EC2. Customers can pay by the hour for the software, bring their own existing licenses with no additional software fee, or use free versions in the cloud for development and test purposes.

•	North America segment sales, representing the Company’s U.S. and Canadian sites, were $2.58 billion, up 21% from first quarter 2008.

•

International segment sales, representing the Company’s U.K., German, Japanese, French and Chinese sites, were $2.31 billion, up 15% from first quarter 2008. Excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, International sales grew 28%.

•	Worldwide Media sales grew 7% to $2.72 billion, compared with $2.54 billion in first quarter 2008.

•	Worldwide Electronics & Other General Merchandise sales grew 38% to $2.05 billion, compared with $1.48 billion in first quarter 2008, and increased to 42% of worldwide net sales compared with 36%.

•	Items shipped on behalf of sellers who utilized Fulfillment by Amazon increased by more than 300% from the prior year.

•

The Company launched its latest mobile application, “Amazon App for BlackBerry.” Available for free download on any BlackBerry with a track ball, the application offers customers a quick and simple way to find, discover and buy products on Amazon.com.

•	Amazon launched its MP3 music service in Germany, offering more than 5 million DRM-free songs from all four major labels and hundreds of independent labels that can be played on any MP3 player.

•	Amazon.com’s Video Game store beta-launched the Amazon Video Games Trade-In service, allowing customers to receive an Amazon.com Gift Card in exchange for eligible video games.

Financial Guidance

The following forward-looking statements reflect Amazon.com’s expectations as of April 23, 2009. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the rate of growth of the Internet and online commerce and the various factors detailed below.

Second Quarter 2009 Guidance

•	Net sales are expected to be between $4.30 billion and $4.75 billion, or to grow between 6% and 17% compared with second quarter 2008.

•

Operating income is expected to be between $110 million and $190 million, or decline between 49% and 12% compared with second quarter 2008. The second quarter 2008 results include the $53 million non-cash gain recognized on the sale of the Company’s European DVD rental assets.

•

This guidance includes approximately $90 million for stock-based compensation and amortization of intangible assets, and it assumes, among other things, that no additional business acquisitions or investments are concluded and that there are no further revisions to stock-based compensation estimates.

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains and develops commercial agreements, acquisitions and strategic transactions, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services and technologies, system interruptions, government regulation and taxation, payments and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

About Amazon.com

Amazon.com, Inc. (NASDAQ: AMZN), a Fortune 500 company based in Seattle, opened on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com, Inc. seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer its customers the lowest possible prices. Amazon.com and other sellers offer millions of unique new, refurbished and used items in categories such as Books; Movies, Music & Games; Digital Downloads; Computers & Office; Electronics; Home & Garden; Grocery, Health & Beauty; Toys, Kids & Baby; Apparel, Shoes & Jewelry; Sports & Outdoors; and Tools, Auto & Industrial.

Amazon Web Services provides Amazon’s developer customers with access to in-the-cloud infrastructure services based on Amazon’s own back-end technology platform, which developers can use to enable virtually any type of business. Examples of the services offered by Amazon Web Services are Amazon Elastic Compute Cloud (Amazon EC2), Amazon Simple Storage Service (Amazon S3), Amazon Elastic Block Store, Amazon SimpleDB, Amazon Simple Queue Service (Amazon SQS), Amazon Flexible Payments Service (Amazon FPS), Amazon Mechanical Turk and Amazon CloudFront.

Amazon and its affiliates operate websites, including www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, and www.amazon.cn.

As used herein, “Amazon.com,” “we,” “our” and similar terms include Amazon.com, Inc., and its subsidiaries, unless the context indicates otherwise.

AMAZON.COM, INC.

Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2009	2008	2009	2008
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$2,769	$2,539	$1,496	$748

OPERATING ACTIVITIES:
Net income	177	143	679	508
Adjustments to reconcile net income to net cash from operating activities:
Depreciation of fixed assets, including internal-use software and website development, and other amortization	87	65	309	249
Stock-based compensation	67	54	288	205
Other operating expense (income), net	11	6	(19)	15
Gains on sales of marketable securities, net	(2)	(3)	(1)	(3)
Other expense (income), net	2	(1)	(30)	7
Deferred income taxes	—	(19)	14	(119)
Excess tax benefits from stock-based compensation	(49)	(64)	(145)	(297)
Changes in operating assets and liabilities:
Inventories	107	148	(273)	(281)
Accounts receivable, net and other	167	139	(190)	(182)
Accounts payable	(1,129)	(1,003)	686	528
Accrued expenses and other	(122)	(125)	249	362
Additions to unearned revenue	206	79	576	277
Amortization of previously unearned revenue	(107)	(64)	(386)	(230)

Net cash provided by (used in) by operating activities	(585)	(645)	1,757	1,039

INVESTING ACTIVITIES:
Purchases of fixed assets, including internal-use software and website development	(55)	(61)	(326)	(251)
Acquisitions, net of cash acquired, and other	(15)	(355)	(155)	(430)
Sales and maturities of marketable securities and other investments	314	271	1,348	758
Purchases of marketable securities and other investments	(391)	(382)	(1,686)	(798)

Net cash used in investing activities	(147)	(527)	(819)	(721)

FINANCING ACTIVITIES:
Proceeds from exercises of stock options	3	2	12	85
Excess tax benefits from stock-based compensation	49	64	145	297
Common stock repurchased	—	—	(100)	—
Proceeds from long-term debt and other	—	52	36	76
Repayments of long-term debt and capital lease obligations	(343)	(26)	(673)	(83)

Net cash provided by (used in) financing activities	(291)	92	(580)	375

Foreign-currency effect on cash and cash equivalents	(45)	37	(153)	55

Net increase (decrease) in cash and cash equivalents	(1,068)	(1,043)	205	748

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,701	$1,496	$1,701	$1,496

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$26	$46	$43	$70
Cash paid for income taxes	11	8	57	28
Fixed assets acquired under capital leases and other financing arrangements	18	15	150	78
Fixed assets acquired under build-to-suit leases	56	4	125	19
Conversion of debt	—	—	605	1

AMAZON.COM, INC.

Consolidated Statements of Operations

(in millions, except per share data)

(unaudited)

	Three Months Ended March 31,
	2009	2008
Net sales	$4,889	$4,135
Cost of sales	3,741	3,179

Gross profit	1,148	956

Operating expenses (1):
Fulfillment	422	354
Marketing	128	103
Technology and content	275	234
General and administrative	68	61
Other operating expense, net	11	6

Total operating expenses	904	758

Income from operations	244	198

Interest income	12	26
Interest expense	(12)	(22)
Other income, net	4	5

Total non-operating income	4	9

Income before income taxes	248	207

Provision for income taxes	(69)	(62)
Equity-method investment activity, net of tax	(2)	(2)

Net income	$177	$143

Basic earnings per share	$0.41	$0.34

Diluted earnings per share	$0.41	$0.34

Weighted average shares used in computation of earnings per share:
Basic	429	417

Diluted	437	426

(1) Includes stock-based compensation as follows:
Fulfillment	$15	$11
Marketing	4	2
Technology and content	36	31
General and administrative	12	10

AMAZON.COM, INC.

Segment Information

(in millions)

(unaudited)

	Three Months Ended March 31,
	2009	2008
North America
Net sales	$2,578	$2,126
Cost of sales	1,884	1,557

Gross profit	694	569
Direct segment operating expenses (1)	544	439

Segment operating income	$150	$130

International
Net sales	$2,311	$2,009
Cost of sales	1,857	1,622

Gross profit	454	387
Direct segment operating expenses (1)	282	259

Segment operating income	$172	$128

Consolidated
Net sales	$4,889	$4,135
Cost of sales	3,741	3,179

Gross profit	1,148	956
Direct segment operating expenses	826	698

Segment operating income	322	258
Stock-based compensation	(67)	(54)
Other operating expense, net	(11)	(6)

Income from operations	244	198
Total non-operating income, net	4	9
Provision for income taxes	(69)	(62)
Equity-method investment activity, net of tax	(2)	(2)

Net income	$177	$143

Segment Highlights:
Y/Y net sales growth:
North America	21%	31%
International	15	44
Consolidated	18	37
Y/Y gross profit growth:
North America	22%	29%
International	17	38
Consolidated	20	33
Y/Y segment operating income growth:
North America	15%	52%
International	34	36
Consolidated	25	44
Net sales mix:
North America	53%	51%
International	47	49

(1)	A significant majority of our costs for “Technology and content” are incurred in the United States and most of these costs are allocated to our North America segment.

AMAZON.COM, INC.

Supplemental Net Sales Information

(in millions)

(unaudited)

	Three Months Ended March 31,
	2009	2008
North America
Media	$1,305	$1,205
Electronics and other general merchandise	1,172	826
Other	101	95

Total North America	2,578	2,126

International
Media	1,418	1,338
Electronics and other general merchandise	874	655
Other	19	16

Total International	2,311	2,009

Consolidated
Media	2,723	2,543
Electronics and other general merchandise	2,046	1,481
Other	120	111

Total Consolidated	$4,889	$4,135

Y/Y Net Sales Growth:
North America:
Media	8%	22%
Electronics and other general merchandise	42	46
Other	7	40
Total North America	21	31

International:
Media	6%	34%
Electronics and other general merchandise	34	71
Other	14	58
Total International	15	44

Consolidated:
Media	7%	28%
Electronics and other general merchandise	38	56
Other	8	43
Total Consolidated	18	37

Y/Y Net Sales Growth Excluding Effect of Exchange Rates:
International:
Media	17%	22%
Electronics and other general merchandise	50	56
Other	40	47
Total International	28	31

Consolidated:
Media	13%	21%
Electronics and other general merchandise	46	50
Other	11	41
Total Consolidated	25	31

Consolidated Net Sales Mix:
Media	56%	61%
Electronics and other general merchandise	42	36
Other	2	3

AMAZON.COM, INC.

Consolidated Balance Sheets

(in millions, except per share data)

	March 31, 2009	December 31, 2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,701	$2,769
Marketable securities	1,029	958
Inventories	1,266	1,399
Accounts receivable, net and other	587	827
Deferred tax assets	192	204

Total current assets	4,775	6,157
Fixed assets, net	889	854
Deferred tax assets	118	145
Goodwill	433	438
Other assets	765	720

Total assets	$6,980	$8,314

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,380	$3,594
Accrued expenses and other	1,030	1,152

Total current liabilities	3,410	4,746
Long-term debt	74	409
Other long-term liabilities	578	487

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 446 and 445
Outstanding shares — 429 and 428	4	4
Treasury stock, at cost	(600)	(600)
Additional paid-in capital	4,210	4,121
Accumulated other comprehensive loss	(143)	(123)
Accumulated deficit	(553)	(730)

Total stockholders’ equity	2,918	2,672

Total liabilities and stockholders’ equity	$6,980	$8,314

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except per share data)

(unaudited)

	Q1 2008	Q2 2008	Q3 2008	Q4 2008	Q1 2009	Y/Y % Change
Cash Flows and Shares

Operating cash flow — trailing twelve months (TTM)	$1,039	$1,088	$1,275	$1,697	$1,757	69%

Purchases of fixed assets (incl. internal-use software & website development) — TTM	$251	$272	$305	$333	$326	30%

Free cash flow (operating cash flow less purchases of fixed assets) — TTM	$788	$816	$970	$1,364	$1,431	82%
Free cash flow — TTM Y/Y growth	51%	16%	21%	16%	82%	N/A

Common shares and stock-based awards outstanding	435	446	448	446	447	3%
Common shares outstanding	417	426	429	428	429	3%
Stock-based awards outstanding	18	20	19	18	17	(5)%
Stock-based awards outstanding — % of common shares outstanding	4.3%	4.6%	4.5%	4.2%	4.0%	N/A

Results of Operations

Worldwide (WW) net sales	$4,135	$4,063	$4,264	$6,704	$4,889	18%
WW net sales — Y/Y growth, excluding F/X	31%	35%	28%	24%	25%	N/A
WW net sales — TTM	$15,955	$17,133	$18,135	$19,166	$19,921	25%
WW net sales — TTM Y/Y growth, excluding F/X	35%	35%	33%	28%	27%	N/A

Gross profit	$956	$967	$999	$1,348	$1,148	20%
Gross profit — Y/Y growth, excluding F/X	28%	32%	29%	20%	27%	N/A
Gross margin — % of WW net sales	23.1%	23.8%	23.4%	20.1%	23.5%	N/A
Gross profit — TTM	$3,589	$3,855	$4,092	$4,270	$4,462	24%
Gross profit — TTM Y/Y growth, excluding F/X	33%	32%	31%	26%	26%	N/A
Gross margin — TTM % of WW net sales	22.5%	22.5%	22.6%	22.3%	22.4%	N/A

Operating income (1)	$198	$217	$154	$272	$244	23%
Operating margin — % of WW net sales	4.8%	5.3%	3.6%	4.1%	5.0%	N/A
Operating income — TTM (1)	$708	$808	$840	$842	$887	25%
Operating income — TTM Y/Y growth, excluding F/X	57%	52%	36%	27%	30%	N/A
Operating margin — TTM % of WW net sales	4.4%	4.7%	4.6%	4.4%	4.5%	N/A

Net income (1)	$143	$158	$118	$225	$177	24%
Net income per diluted share	$0.34	$0.37	$0.27	$0.52	$0.41	21%
Net income — TTM (1)	$508	$588	$627	$645	$679	34%
Net income per diluted share — TTM	$1.20	$1.38	$1.46	$1.49	$1.56	31%

Segments

North America Segment:
Net sales	$2,126	$2,168	$2,302	$3,631	$2,578	21%
Net sales — Y/Y growth, excluding F/X	31%	35%	29%	18%	22%	N/A
Net sales — TTM	$8,598	$9,166	$9,680	$10,228	$10,681	24%
Gross profit	$569	$559	$586	$781	$694	22%
Gross margin — % of North America net sales	26.7%	25.8%	25.5%	21.5%	26.9%	N/A
Gross profit — TTM	$2,160	$2,286	$2,412	$2,495	$2,620	21%
Gross margin — TTM % of North America net sales	25.1%	24.9%	24.9%	24.4%	24.5%	N/A
Operating income	$130	$96	$88	$130	$150	15%
Operating margin — % of North America net sales	6.1%	4.4%	3.8%	3.6%	5.8%	N/A
Operating income — TTM	$445	$458	$468	$445	$464	4%
Operating income — TTM Y/Y growth, excluding F/X	74%	46%	26%	11%	5%	N/A
Operating margin — TTM % of North America net sales	5.2%	5.0%	4.8%	4.4%	4.4%	N/A

International Segment:
Net sales	$2,009	$1,895	$1,962	$3,073	$2,311	15%
Net sales — Y/Y growth, excluding F/X	31%	34%	28%	31%	28%	N/A
Net sales — TTM	$7,357	$7,967	$8,455	$8,938	$9,240	26%
Net sales — TTM % of WW net sales	46%	47%	47%	47%	46%	N/A
Gross profit	$387	$408	$413	$567	$454	17%
Gross margin — % of International net sales	19.3%	21.5%	21.1%	18.5%	19.6%	N/A
Gross profit — TTM	$1,430	$1,569	$1,680	$1,775	$1,842	29%
Gross margin — TTM % of International net sales	19.4%	19.7%	19.9%	19.9%	19.9%	N/A
Operating income	$128	$149	$143	$229	$172	34%
Operating margin — % of International net sales	6.4%	7.9%	7.3%	7.4%	7.4%	N/A
Operating income — TTM	$483	$550	$594	$648	$692	43%
Operating income — TTM Y/Y growth, excluding F/X	44%	47%	41%	42%	52%	N/A
Operating margin — TTM % of International net sales	6.6%	6.9%	7.0%	7.3%	7.5%	N/A

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except inventory turnover, accounts payable days and employee data)

(unaudited)

	Q1 2008	Q2 2008	Q3 2008	Q4 2008	Q1 2009	Y/Y % Change
Segments (continued)

Consolidated Segments:
Operating expenses	$698	$722	$768	$989	$826	18%
Operating expenses — TTM	$2,661	$2,847	$3,030	$3,177	$3,306	24%
Operating income	$258	$245	$231	$359	$322	25%
Operating margin — % of consolidated sales	6.2%	6.0%	5.4%	5.4%	6.6%	N/A
Operating income — TTM	$928	$1,008	$1,062	$1,093	$1,156	25%
Operating income — TTM Y/Y growth, excluding F/X	59%	49%	35%	28%	28%	N/A
Operating margin — TTM % of consolidated net sales	5.8%	5.9%	5.9%	5.7%	5.8%	N/A

Supplemental North America Segment Net Sales:
Media	$1,205	$1,148	$1,245	$1,751	$1,305	8%
Media — Y/Y growth, excluding F/X	21%	24%	15%	8%	9%	N/A
Media — TTM	$4,845	$5,071	$5,235	$5,350	$5,450	12%
Electronics and other general merchandise	$826	$920	$950	$1,733	$1,172	42%
Electronics and other general merchandise — Y/Y growth, excluding F/X	46%	52%	51%	30%	42%	N/A
Electronics and other general merchandise — TTM	$3,400	$3,714	$4,033	$4,430	$4,776	40%
Electronics and other general merchandise — TTM % of North America net sales	40%	41%	42%	43%	45%	N/A
Other	$95	$100	$107	$147	$101	7%
Other — TTM	$353	$381	$412	$448	$455	29%

Supplemental International Segment Net Sales:
Media	$1,338	$1,258	$1,249	$1,889	$1,418	6%
Media — Y/Y growth, excluding F/X	22%	25%	18%	22%	17%	N/A
Media — TTM	$4,950	$5,299	$5,537	$5,734	$5,814	17%
Electronics and other general merchandise	$655	$611	$690	$1,156	$874	34%
Electronics and other general merchandise — Y/Y growth, excluding F/X	56%	52%	48%	46%	50%	N/A
Electronics and other general merchandise — TTM	$2,344	$2,590	$2,832	$3,110	$3,330	42%
Electronics and other general merchandise — TTM % of International net sales	32%	33%	33%	35%	36%	N/A
Other	$16	$26	$23	$28	$19	14%
Other — TTM	$63	$78	$86	$94	$96	53%

Supplemental Worldwide Net Sales:
Media	$2,543	$2,406	$2,494	$3,640	$2,723	7%
Media — Y/Y growth, excluding F/X	21%	25%	17%	15%	13%	N/A
Media — TTM	$9,795	$10,370	$10,772	$11,084	$11,264	15%
Electronics and other general merchandise	$1,481	$1,531	$1,640	$2,889	$2,046	38%
Electronics and other general merchandise — Y/Y growth, excluding F/X	50%	52%	49%	36%	46%	N/A
Electronics and other general merchandise — TTM	$5,744	$6,304	$6,865	$7,540	$8,106	41%
Electronics and other general merchandise — TTM % of WW net sales	36%	37%	38%	39%	41%	N/A
Other	$111	$126	$130	$175	$120	8%
Other — TTM	$416	$459	$498	$542	$551	32%

Balance Sheet

Cash and marketable securities (2)	$2,395	$2,625	$2,572	$4,035	$3,025	26%

Inventory, net — ending	$1,077	$1,107	$1,315	$1,399	$1,266	18%
Inventory — average inventory % of TTM net sales	5.9%	5.9%	6.3%	6.4%	6.2%	N/A
Inventory turnover, average — TTM	13.1	13.0	12.4	12.2	12.5	(4)%

Fixed assets, net	$594	$651	$731	$854	$889	50%

Accounts payable days — ending	53	58	63	62	57	7%

Other

WW shipping revenue	$192	$186	$191	$266	$190	(1)%
WW shipping costs	$321	$314	$323	$508	$358	12%
WW net shipping costs	$128	$128	$132	$242	$168	31%
WW net shipping costs — % of WW net sales	3.1%	3.2%	3.1%	3.6%	3.4%	N/A

Employees (full-time and part-time; excludes contractors & temporary personnel)	17,800	18,400	20,500	20,700	20,600	16%

(1)	Q2 2008 includes a $53 million non-cash gain associated with the sale of our European DVD rental assets.
(2)	Includes restricted cash, classified within “Other Assets” on our consolidated balance sheet, of: $245 million Q1 2008, $245 million Q2 2008 $248 million Q3 2008, $308 million Q4 2008 and $295 million Q1 2009.

Amazon.com, Inc.

Certain Definitions and Other

Segment Reporting

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We present segment information for North America and International. We measure operating results of our segments using an internal performance measure of direct segment operating expenses that excludes stock-based compensation and other operating expense, each of which is not allocated to segment results. Other centrally incurred operating costs are fully allocated to segment results. Our operating results, particularly for the International segment, are affected by movements in foreign exchange rates.

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The North America segment consists of amounts earned from retail sales of consumer products (including from sellers) and subscriptions through North America-focused websites such as www.amazon.com and www.amazon.ca. This segment includes export sales from www.amazon.com and www.amazon.ca.

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The International segment consists of amounts earned from retail sales of consumer products (including from sellers) and subscriptions through internationally focused websites such as www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, and www.amazon.cn. This segment includes export sales from these internationally based sites (including export sales from these sites to customers in the U.S. and Canada), but excludes export sales from www.amazon.com and www.amazon.ca.

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We provide supplemental sales information within each segment for three categories: Media, Electronics and Other General Merchandise, and Other. Media consists of amounts earned from retail sales from all sellers in categories such as books, movies, music, digital downloads, software and video games (including game consoles). Electronics and Other General Merchandise consists of amounts earned from retail sales from all sellers of items in categories not included in Media, such as electronics and computers, devices, home and garden, toys, kids and baby, grocery, apparel, shoes and jewelry, health and beauty, sports and outdoors, tools, and auto and industrial. Other consists of non-retail activities, such as the Amazon Enterprise Solutions program, Amazon Web Services, and miscellaneous marketing and promotional activities, such as our co-branded credit card programs.

Customer Accounts

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References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer’s initial order is shipped or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions (including www.amazon.cn customers), Amazon Enterprise Solutions program customers, Amazon.com Payments customers, Amazon Web Services customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve month period.

Seller Accounts

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References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Seller accounts exclude Amazon Enterprise Solutions sellers. Sellers are considered active when they have received an order from a customer during the preceding twelve month period.

Units

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References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon.com domains worldwide – such as www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, and www.amazon.cn, as well as Amazon.com-owned items sold through non-Amazon.com domains, such as books, music, and movie items ordered from Amazon.com’s store at www.target.com. Units sold do not include units associated with certain of our acquisitions or Amazon.com gift certificates.

Cash Flows and Return on Invested Capital

•	Free cash flow is cash flow from operations reduced by purchases of fixed assets, including internal-use software and website development.

•	SFAS 123(R) requires the reporting of tax benefits relating to excess stock-based compensation deductions as financing cash flows.

•	Return on invested capital is trailing twelve month free cash flow divided by average total assets less current liabilities (excluding current portion of long-term debt) over five quarter ends.

Net Sales

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Revenue is generally recorded gross for sales of our own inventory and net for sales by other sellers. Amounts paid in advance for subscription services, including amounts received for Amazon Prime and other membership programs, are deferred and recognized as revenue over the subscription term. For our products with multiple elements, where a standalone value for each element cannot be established, we recognize the revenue and related cost over the estimated economic life of the product.

Cost of Sales

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Cost of sales consists of the purchase price of consumer products and content sold by us, inbound and outbound shipping charges, packaging supplies, and costs incurred in operating and staffing our fulfillment and customer service centers on behalf of other businesses.

Fulfillment

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Fulfillment costs relate to variable costs corresponding with sales volume and inventory levels; our mix of product sales; payment processing and related transaction costs, including mix of payment methods and costs from our guarantee for certain seller transactions; and costs from expanding fulfillment capacity.

Marketing

•	Marketing consists primarily of online advertising, including through our Associates program, sponsored search, portal advertising, e-mail campaigns, and other initiatives.

Technology and Content

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Technology and content expenses consist principally of payroll and related expenses for employees involved in application development, category expansion, editorial content, buying, merchandising selection and systems support, as well as costs associated with the compute, storage, and telecommunications infrastructure.

•	A significant majority of our costs for “Technology and content” are incurred in the United States and most of these costs are allocated to our North America segment.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Rob Eldridge, 206/266-2171, ir@amazon.com	Patty Smith, 206/266-7180
www.amazon.com/ir